Ex. 10.4

Planet Fitness World Headquarters 4 Liberty Lane West | Hampton, NH 03842 p: 603.750.7001
August 5, 2024

Dear Tom:

This letter agreement (this “Agreement”) confirms certain terms of your employment with Pla-Fit Franchise, LLC (the “Company”).

1.Employment. Subject to earlier termination as provided herein, from the date hereof through December 31, 2024 (the actual date of termination of your employment, the “Separation Date”), you will continue to remain employed by the Company and will be subject to the terms of the offer letter agreement between you and the Company dated November 9, 2019 (the “Employment Agreement”). On the Separation Date, you will be deemed to resign from any and all: (i) officer positions you hold with the Company or any of its affiliates, if any; (ii) memberships you hold on any boards of directors, boards of managers or other governing boards or bodies of the Company or any of its affiliates, if any; and (iii) memberships you hold on any of the committees of any such boards or bodies.
2.Annual Bonus. Provided that you remain continuously employed by the Company or one of its affiliates through December 31, 2024, notwithstanding anything to the contrary in the annual bonus plan maintained by the Company or one of its affiliates, you will be entitled to receive your annual bonus under such plan in respect of fiscal year 2024 on the date that bonuses are paid to active employees as if you had remained employed through the date of such payment.
3.Consulting Engagement. In connection with your separation from employment, you and the Company will enter into a consulting agreement in substantially the form attached hereto as Exhibit A (the “Consulting Agreement”), pursuant to which you will serve as a non-employee consultant to the Company from the Separation Date until March 31, 2025, subject to earlier termination as provided for in the Consulting Agreement (the actual period of such consulting services, the “Consulting Period”).
4.Equity Awards. All outstanding equity awards previously granted to you pursuant to the Planet Fitness, Inc. Amended and Restated 2015 Omnibus Incentive Plan (such plan, the “Plan”, and such awards, the “Equity Awards”) will continue to vest in accordance with their terms, as set forth in the Plan and the award agreements between you and Planet Fitness, Inc. evidencing such awards, from the date hereof until the end of the Consulting Period and, with respect to stock options, to the extent vested and exercisable, will remain outstanding and exercisable for a period of three (3) months following the end of the Consulting Period (but not later than the original term of such stock options). All Equity Awards that are outstanding and unvested as of the last day of the Consulting Period will be forfeited on such date (except as otherwise expressly provided in the Consulting Agreement).
5.Early Termination. It is expected that your employment with the Company will continue until December 31, 2024. If your employment terminates prior to December 31, 2024 for any reason, your right to severance payments and benefits, if any, the terms and conditions of such severance payments and benefits, and any notice requirements applicable to you and the Company, will be as

planetfitness.com

Ex. 10.4

Planet Fitness World Headquarters 4 Liberty Lane West | Hampton, NH 03842 p: 603.750.7001
set forth in the Employment Agreement and/or the Planet Fitness, Inc. Executive Severance & Change in Control Policy (as amended and restated, the “Severance Policy”)), as applicable.
6.Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company or one of its affiliates under applicable law.
7.Section 409A. This Agreement and the payments and benefits provided hereunder are intended to be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed consistently with that intent. Notwithstanding the foregoing, in no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to be exempt from, or comply with, the requirements of Section 409A of the Code.
8.Restrictive Covenants. You acknowledge that you continue to be bound by your obligations under the Confidentiality, Non-Competition and Inventions Agreement between you and the Company dated January 8, 2020 (the “Restrictive Covenant Agreement”).
9.Assignment. Neither you nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, the Company may assign its rights and obligations under this Agreement without your consent to any person with whom the Company shall hereafter effect a reorganization, consolidation or merger, or to whom the Company shall hereafter transfer all or substantially all of the properties or assets related to the business for which you work. This Agreement shall inure to the benefit of and be binding upon you and the Company, and each of our respective successors, executors, administrators, heirs and permitted assigns.
10.Miscellaneous. This Agreement sets forth the entire agreement between you and the Company regarding the subject matter set forth herein, and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the same; provided, however, that, except as modified by this Agreement, that certain retention bonus letter agreement between you and the Company dated November 7, 2023, the Employment Agreement, your Equity Awards and the Restrictive Covenant Agreement will remain in full force and effect in accordance with their respective terms. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and an expressly authorized representative of the Company. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This is a New Hampshire contract and shall be governed and construed in accordance with the laws of the state of New Hampshire, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. You agree to submit to the exclusive jurisdiction of the courts of or in the state of New Hampshire in connection with any dispute arising out of this Agreement.

planetfitness.com

Ex. 10.4

Planet Fitness World Headquarters 4 Liberty Lane West | Hampton, NH 03842 p: 603.750.7001
If the foregoing is acceptable to you, please sign this Agreement in the space provided below and return it to the Company. The enclosed copy is for your records.

Sincerely yours,

PLA-FIT FRANCHISE, LLC

By:

/s/ Justin T. Vartanian
Name: Justin T. Vartanian
Title: General Counsel & SVP, International Division

Accepted and Agreed:

/s/ Thomas Fitzgerald
Thomas Fitzgerald

Date: August 5, 2024

planetfitness.com

Ex. 10.4

Planet Fitness World Headquarters 4 Liberty Lane West | Hampton, NH 03842 p: 603.750.7001

EXHIBIT A

Consulting Agreement

August 5, 2024

Dear Tom:

This letter (this “Consulting Agreement”) confirms the terms of your engagement to provide consulting services to Pla-Fit Franchise, LLC (the “Company”).

1.Services. Effective as of January 1, 2025, you will provide certain consulting and advisory services to the Company. Such consulting services will include, without limitation, services relating to assisting and advising the new Chief Financial Officer and the Company’s finance department, as well as other assistance as may be requested by the Company from time to time. You agree to devote as much business time as is necessary to properly perform any services hereunder. This Consulting Agreement and your engagement hereunder will continue until terminated in accordance with the provisions of Section 6 hereof.
2.Relationship of Parties. You and the Company expressly agree that, in providing services to the Company under this Consulting Agreement, you will be an independent contractor and will not be an employee or agent of the Company or any of its affiliates. You agree that you will have no right to make any commitments on behalf of the Company or any of its affiliates without the express written consent of an authorized officer of the Company. You are free to accept engagements from others during the term of this Consulting Agreement, as long as those engagements do not interfere with you providing services under this Consulting Agreement or otherwise violate any of your obligations hereunder or under the Confidentiality, Non-Competition and Inventions Agreement between you and the Company dated January 8, 2020 (the “Restrictive Covenant Agreement”).
3.Consulting Fees and Expenses. In exchange for all of the services that you provide to the Company under this Consulting Agreement, in addition to the continued vesting of the Equity Awards (as defined in the Transition Agreement) during the period that you are providing consulting services hereunder, during the term of this Consulting Agreement, the Company will pay you a consulting fee at the rate of $10,000 per month, prorated for partial months. All consulting fees paid hereunder will be payable on a monthly basis, not later than fifteen (15) days after the end of the applicable month. The Company will also pay or reimburse you for reasonable expenses incurred or paid by you in the provision of services hereunder, subject to your timely submission of such documentation and substantiation as the Company may require. Your right to payment or reimbursement for expenses under this Section 3 will be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made promptly, and in all events not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred, and (iii) the right to payment or reimbursement is not subject to liquidation or exchange for any other benefit.

planetfitness.com

Ex. 10.4

Planet Fitness World Headquarters 4 Liberty Lane West | Hampton, NH 03842 p: 603.750.7001
4.Taxes and Benefits. You acknowledge and agree that, as an independent contractor, you will be solely responsible for obtaining any required insurance (including, without limitation, worker’s compensation insurance) and for the withholding and payment of all federal, state and local income taxes, Social Security and Medicare taxes, and any and all other legally-required payments on sums paid to you hereunder. The Company will provide you with an IRS Form 1099 evidencing all consulting fees paid by it to you in connection with your engagement hereunder. You further acknowledge and agree that neither you nor any individual claiming through you will be eligible to (a) participate in any Company or Company affiliate bonus, incentive or other compensation plan, program or arrangement of any kind, whether payable in cash or equity in 2025, or (b) participate in or receive benefits under any of the employee benefit plans, programs and arrangements maintained by the Company or any of its affiliates in 2025 (all of the foregoing benefit and compensation plans, programs and arrangements, hereinafter, the “Plans”), in each case, except as expressly set forth in that certain transition letter agreement between you and the Company dated August 5, 2024 (the “Transition Agreement”), as required by law or with respect to the receipt of vested benefits under the benefit plans of the Company or its affiliates in accordance with the terms of such plans.
5.Confidential Information. You agree that, during your engagement hereunder and thereafter, you will not use or disclose to any third party any Confidential Information, except as required for the proper performance of this engagement. For purposes of this Consulting Agreement, “Confidential Information” means (a) any and all information of the Company or any of its affiliates that is not generally known to the public and (b) any and all information received by the Company or any of its affiliates from customers or other third parties with any understanding, express or implied, that the information would not be disclosed. For the avoidance of doubt, (i) nothing contained in this Consulting Agreement limits, restricts or in any other way affects your communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity and (ii) you cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (y) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, you may be held liable if you unlawfully access trade secrets by unauthorized means.
6.Termination. The term of this Consulting Agreement and your engagement hereunder will continue until March 31, 2025; provided, however, that the Company may terminate the term of this Consulting Agreement and your engagement earlier only in the event of conduct by you that meets the standards set forth in prongs (iv) or (v) of the definition of Cause contained in the Severance Policy (as defined in the Transition Agreement). In the event the Company terminates your consulting services in violation of this Agreement (i.e., for a reason other than as set forth in the immediately preceding sentence) prior to March 31, 2025, in addition to any earned but unpaid consulting fees and any properly incurred but unreimbursed expenses, any Equity Awards (as defined in the Transition Agreement) that would otherwise have vested by their terms on or before March 31, 2025 will become vested as of the date of such termination of your consulting services. Except as provided herein, upon termination of this Consulting Agreement, the Company shall have no further obligation to you. Your obligations under Sections 4 through 5 of this Consulting Agreement will survive the termination of this Consulting Agreement and your engagement hereunder, however occurring.

planetfitness.com

Ex. 10.4

Planet Fitness World Headquarters 4 Liberty Lane West | Hampton, NH 03842 p: 603.750.7001
7.Miscellaneous. This Consulting Agreement contains the entire agreement between you and the Company, and replaces all prior agreements, whether written or oral, with respect to the services to be provided by you to the Company and all related matters; provided, however, that the Transition Agreement, your Equity Awards and the Restrictive Covenant Agreement will remain in full force and effect in accordance with their respective terms. This Consulting Agreement may not be amended and no breach will be deemed waived unless agreed to in a signed writing by you and an authorized officer of the Company. This is a New Hampshire contract and shall be governed and construed in accordance with the laws of the State of New Hampshire, without regard to any conflict of laws principles that would result in the application of the laws of another jurisdiction. You agree to submit to the exclusive jurisdiction of the courts of the State of New Hampshire in connection with any dispute arising out of this Consulting Agreement.

[Remainder of page intentionally left blank.]

planetfitness.com

Ex. 10.4

Planet Fitness World Headquarters 4 Liberty Lane West | Hampton, NH 03842 p: 603.750.7001
If the foregoing is acceptable to you, please sign this Consulting Agreement in the space provided below and return it to the Company. The enclosed copy is for your records.

Sincerely yours,

PLA-FIT FRANCHISE, LLC

By:

/s/ Justin T. Vartanian
Name: Justin T. Vartanian
Title: General Counsel & SVP, International Division

Accepted and Agreed:

/s/ Thomas Fitzgerald
Thomas Fitzgerald

Date: August 5, 2024

planetfitness.com